UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023

RISE GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650-669 Howe Street
 Vancouver, British Columbia, Canada V6C 0B4
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 25, 2023 we announced the appointment of Mr. Joseph Mullin as President and CEO of Rise Gold Corp. and President of the Company's wholly owned operating subsidiary, Rise Grass Valley Inc. Mr. Mullin's experience with financial markets will help guide the Company through the conclusion of the Vested Right hearing on October 27th and into a new phase of permitting, exploration, and project development.

Mr. Mullin, age 50, is the Managing Member of Mount Arvon Partners LLC, and is currently an Independent Director of FireFox Gold Corp. and Pure Energy Minerals Ltd. Mr. Mullin has been involved in metals and mining in the U.S., Canada, Brazil, and Europe. Mr. Mullin holds an A.B. from Harvard University.

Mr. Ben Mossman will continue in his position as Director of Rise Gold Corp. and will also serve as an advisor to provide his substantial accumulated technical knowledge of the project and the EIR to help management during this transition period.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated September 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 25, 2023

RISE GOLD CORP.

/s/ Joseph Mullin
Joseph Mullin
President and CEO